Exhibit 99.1

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. TO ACQUIRE GROUPE DEL VASTO, HEADQUARTERED IN MONTREAL, CANADA

●	This acquisition represents O’Reilly’s entrance into the Canadian automotive aftermarket
●	Groupe Del Vasto has successfully served the Canadian automotive aftermarket for more than 35 years

Springfield, MO, December 18, 2023 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announced that it has entered into a definitive stock purchase agreement with the shareholders of Groupe Del Vasto, headquartered in Montreal, Quebec, Canada, under which O’Reilly will acquire all of the outstanding shares of Groupe Del Vasto and its affiliated entities.  The stock purchase is expected to be completed in January 2024, subject to customary closing conditions and regulatory approvals.  Groupe Del Vasto operates as Vast-Auto Distribution (“Vast-Auto”).

“We are excited to announce our purchase agreement with Vast-Auto, a highly respected, family-owned and operated auto parts supplier in Canada,” said Greg Johnson, O’Reilly CEO.  “From their beginning more than 35 years ago, Vast-Auto has built a very successful business by focusing on the same fundamental culture values of hard work and excellent customer service that have also been key to O’Reilly’s success.  This strategic acquisition represents another important milestone in O’Reilly’s rich history, as we extend our footprint into Canada and continue our long track record of profitable growth throughout North America.”

Vast-Auto operates two distribution centers and six satellite warehouses that support a network of 23 company-owned stores, hundreds of strategic independent partners, as well as a widespread service reach that extends to thousands of other independent jobber and professional customers across Eastern Canada.

“Vast-Auto’s seasoned management team, led by Mauro Cifelli, will continue to operate the business,” said Brad Beckham, O’Reilly Co-President.  “Partnering with the experienced O’Reilly leadership, we will continue to grow the successful and profitable organization they’ve established.  We cannot wait to welcome the more than 500 Vast-Auto team members to the O’Reilly family and look forward to working together as we build upon Vast-Auto’s strong and rich history in the Canadian automotive aftermarket, as our two amazing teams come together as one.”

Vast-Auto leadership is equally excited about the acquisition.  “This is a significant milestone and fantastic opportunity for Vast-Auto and will be a catalyst to accelerate our expansion throughout Canada,” said Mauro Cifelli, Vast-Auto’s president and CEO.  “Our company has always been committed to a strong culture, hard work, and exceptional customer service and these values align perfectly with O’Reilly’s culture.  We recognize the unique contributions that each company brings to the table and are excited to become a part of the O’Reilly family.”

John Del Vasto, founder and chairman of Groupe Del Vasto, began his career as a mechanic and then owner of a service station and an auto parts store.  “Our number one priority was finding the right long-term partner to safeguard the legacy of Vast-Auto,” he said.  “O’Reilly has a very similar heritage to our company, and we know that our entire team will thrive under the ownership of O’Reilly far into the future we build together.”

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Visit the Company’s website at www.OReillyAuto.com for additional information about O’Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs.  As of September 30, 2023, the Company operated 6,111 stores across 48 U.S. states, Puerto Rico, and Mexico.

About Vast-Auto Distribution

Vast-Auto Distribution was founded in 1986 by John Del Vasto and is a leader in the distribution and marketing of automotive parts for auto parts stores in Eastern Canada.  Vast-Auto offers its customers a complete business solution, including a wide range of quality parts, innovative marketing programs as well as training and business management systems.  As of December 18, 2023, Vast-Auto operated 23 company-owned stores across five Canadian provinces.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend,” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, and future performance.  These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties, and assumptions, including, but not limited to, the economy in general; inflation; consumer debt levels; product demand; a public health crisis; the market for auto parts; competition; weather; tariffs; availability of key products and supply chain disruptions; business interruptions, including terrorist activities, war and the threat of war; failure to protect our brand and reputation; challenges in international markets; volatility of the market price of our common stock; our increased debt levels; credit ratings on public debt; historical growth rate sustainability; our ability to hire and retain qualified employees; risks associated with the performance of acquired businesses; damage, failure or interruption of information technology systems, including information security and cyber-attacks; and governmental regulations.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2022, and subsequent Securities and Exchange Commission filings, for additional factors that could materially affect the Company’s financial performance.  Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor Relations Contacts
Mark Merz (417) 829-5878
Eric Bird (417) 868-4259

Media Contact
Sonya Cox (417) 829-5709